BROWN, CUMMINS & BROWN CO., L.P.A.
                          ATTORNEYS AND COUNSELORS AT LAW
                                3500 CAREW TOWER
J. W. BROWN (1911-1995)         441 VINE STREET
JAMES R. CUMMINS             CINCINNATI, OHIO  45202
ROBERT S BROWN             TELEPHONE (513) 381-2121                 OF COUNSEL
DONALD S. MENDELSOHN       TELECOPIER (513) 381-2125             GILBERT BETTMAN
LYNNE SKILKEN
AMY G. APPLEGATE
KATHRYN KNUE PRZYWARA
MELANIE S. CORWIN
JOANN M. STRASSER
PAMELA L. KOGUT


                                April 23, 1999



The Camelot Funds
1346 South Third Street
Louisville, Kentucky 40208

Gentlemen:

         A legal opinion that we prepared was filed with your Form 24F-2 for the fiscal year ended December 31, 1996 (the "Legal Opinion"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 26 to your Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

                                Very truly yours,

                                /s/

                                Brown, Cummins & Brown Co., L.P.A.








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